                                                                     EXHIBIT 9.1

                                  ORBCOMM INC.
          SECOND AMENDED AND RESTATED PREFERRED STOCK VOTING AGREEMENT

          THIS SECOND AMENDED AND RESTATED PREFERRED STOCK VOTING AGREEMENT (this "Agreement") is dated as of December 30, 2005, and amends the ORBCOMM Inc. Amended and Restated Preferred Stock Voting Agreement dated as of November 18, 2005 which amended the ORBCOMM Inc. Preferred Stock Voting Agreement, dated as of February 17, 2004, as amended (together with the original Amended and Restated Preferred Stock Voting Agreement, the "Existing Agreement"), by and among ORBCOMM Inc., a Delaware corporation (the "Company"), and the persons and entities signatories thereto and listed on Exhibit A hereto (individually, an "Investor" and collectively, the "Investors").

          WHEREAS, the Company has authorized the issuance of Series B Preferred Stock and the necessary parties to the Existing Agreement desire to amend the Exiting Agreement and have agreed to amend the Existing Agreement;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

1.   Voting.

          1.1 Investor Shares. Each of the Investors agree to hold all shares of Series A Preferred Stock and Series B Preferred Stock (collectively, the "Preferred Stock") registered in their respective names or beneficially owned by them as of the date hereof and any and all other shares of Preferred Stock legally or beneficially acquired by it after the date hereof (hereinafter collectively referred to as the "Investor Shares") subject to, and to vote the Investor Shares in accordance with, the provisions of this Agreement.

          1.2 Election of Directors.

          (a) At each election of directors in which the Investors are entitled to elect directors of the Company, the Investors shall vote all of their respective Investor Shares (at a meeting of stockholders or pursuant to an action by written consent) so as to elect to the Board of Directors of the
Company:

               - for so long as Ridgewood Satellite LLC and its affiliates ("Ridgewood") collectively own not less than four million five hundred thousand (4,500,000) shares of Preferred Stock (or Common Stock issued upon conversion thereof) (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar transactions), two (2) directors by Ridgewood and if Ridgewood were to own less than four million five hundred thousand (4,500,000) shares but more than two million two hundred and fifty thousand (2,250,000) shares of Preferred Stock (or Common Stock issued upon conversion thereof) (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar transactions), one (1) director by Ridgewood;

               - for so long as OHB Technology AG and its affiliates ("OHB") and SES Global S.A. and its affiliates ("SES") collectively own not less than two million two hundred and fifty thousand (2,250,000) shares of Preferred Stock (or Common Stock issued upon conversion thereof) (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar transactions), one (1) director as mutually agreed upon by OHB and SES;

               - for so long as PCG Satellite Investments, LLC and its affiliates ("PCG") collectively own not less than four million five hundred thousand (4,500,000) shares of Preferred Stock (or Common Stock issued upon conversion thereof) (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar transactions), two (2) directors by PCG and if PCG were to own less than four million five hundred thousand (4,500,000) shares but more than two million two hundred and fifty thousand (2,250,000) shares of Preferred Stock (or Common Stock issued upon conversion thereof) (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar transactions), one (1) director by PCG;

               - for so long as MH Investors Satellite LLC and its affiliates ("MH") collectively own not less than two million two hundred and fifty thousand (2,250,000) shares of Preferred Stock (or Common Stock issued upon conversion thereof) (as adjusted for stock splits, stock dividends, consolidations, recapitalizations and similar transactions), one (1) director by MH; and

               - if the Investors are entitled to vote their Investor Shares for the election of directors elected by holders of Common Stock, for so long as the Second Amended and Restated Common Stock Voting Agreement, dated December 30, 2005, among the Company and certain holders of the Common Stock shall be effective, for the persons nominated pursuant to such agreement, as it may be amended from time to time.

          (b) A director shall be removed from the Board at the written request of the Investor (or Investors) which has (have) the right to designate such director hereunder (but only upon such written request). Unless prohibited by law, a director who has been elected pursuant to this Section 1.2 may not be removed unless the Investor who designated such board member has given prior written consent to such removal.

          (c) In the event of any vacancy caused by the death, resignation or removal of a director who was elected pursuant to this Second Amended and Restated Preferred Stock Voting Agreement, such vacancy shall be filled only in accordance with this Section 1.2.

          (d) To the extent that (A) an Investor who is entitled to designate a director pursuant to Section 1.2(a) has failed to do so and a vacancy has existed on the Board for a period exceeding sixty (60) days or (B) the right of an Investor to designate one or more members of the Board pursuant to Section 1.2(a) above has lapsed or terminated by reason of such Investor holding fewer than the number of Investor Shares required to designate a director, then the holders of Investor Shares shall vote all of their Investor Shares to elect a person designated by the holders of a majority of the Preferred Stock to fill such director position, which person shall be an Independent Director (as such term is defined by the rules of the New York Stock Exchange), unless holders of a majority of the Common Stock agree that such person is not required to be an Independent Director; provided that, any director elected to fill a vacancy pursuant to this clause 1.2(d) shall be subject to removal and replacement by the Investor entitled to designate a director to fill such position in accordance with Section 1.2(a) hereof.

          1.3 Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Investor Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Investor Shares, as the case may be, for purposes of this Agreement.

          1.4 Addition of Investors. The Company shall not issue any Preferred Stock unless the purchaser of such shares has become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement. Upon execution of this Agreement by a future purchaser of Preferred Stock, such purchaser shall be become an "Investor" hereunder" and all shares of Preferred Stock purchased by such purchaser shall become "Investor Shares" for purposes of this Agreement.

          1.5 Legend.

          (a) Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Investor Shares the following restrictive legend (the "Legend"):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A PREFERRED STOCK VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH PREFERRED STOCK VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

          (b) The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Investor Shares theretofore represented by a certificate carrying the Legend.

          1.6 Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the Investor Shares. The Company shall not permit the transfer of any of the Investor Shares on its books or issue a new certificate representing any of the Investor Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were an Investor.

          1.7 Other Rights. Except as expressly provided in this Agreement, the Investors shall have full voting rights with respect to the Investor Shares in all matters subject to the approval of the stockholders of the Company.

2.   Termination.

          2.1 This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

          (a) the effective time of the closing of a firmly underwritten public offering of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act of 1933, as amended;

          (b) the effective time of the closing of a sale, lease, or other disposition of all or substantially all of the Company's assets or the Company's merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction;

          (c) ten (10) years from the date of this Agreement; or

          (d) upon the vote by Investors holding not less than seventy five percent (75%) of the outstanding shares of the Series A Preferred Stock and Series B Preferred Stock, voting as a single class, provided that Ridgewood, SES, OHB, PCG and MH are among the Investors voting to approve termination (but only to the extent each remains entitled to elect at least one director pursuant to Section 1.2).

3.   Miscellaneous.

          3.1 Further Action. If and whenever any Investor Shares are sold, the selling Investor or the personal representative of such Investor shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of such Investor Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

          3.2 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to its heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or its heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

          3.3 Governing Law. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

          3.4 Amendment or Waiver. This Agreement may be amended (or provisions of this Agreement waived) only by an instrument in writing signed by the Investors holding at least two-thirds (2/3) of the outstanding shares of each of the Series A Preferred Stock and Series B Preferred Stock, voting as separate classes, with written notice to the Company; provided that the right of any party to designate a director, and to remove and replace a director may not be amended or modified unless such amendment or modification is approved by such party, and provided further, however, that the Company may amend or supplement this Agreement without the consent of any of the Investors to cure or correct immaterial errors or omissions (such as typographical errors or the names and titles of signatories of Investors that are entities or the addition of new shareholders to Exhibit A) which do not adversely effect the rights of the Investors, so long as notice of such amendment is provided to all Investors within ten (10) days thereafter. Any amendment or waiver so effected shall be binding upon the Company, each of the parties hereto and any assignee of any such party.

          3.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          3.6 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

          3.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

          3.8 Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

          3.9 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          3.10 Notices. Any notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All notices shall be delivered or sent to the holder's address appearing on the books of the Company or at such address as such party may designate by ten (10) days advance written notice to the other parties hereto.

          3.11 Entire Agreement. This Agreement and the Exhibits hereto, along with the Purchase Agreement and each of the Exhibits thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          3.12 Assignment. No party may assign any of its rights under this Agreement without the prior written consent of the other parties to this Agreement; provided, however, that the Investors may assign this Agreement to an Affiliate (as such term is defined in the Purchase Agreement) without the prior written consent of the Company and provided further, however, that no assignment will limit or affect the assignor's obligations hereunder.

          3.13 Effective Time. This Agreement shall come into effect upon the Initial Closing (as defined in the Convertible Note and Stock Purchase Agreement dated as of December 30, 2005 between, among others, the Company, PCG and MH (the "Purchase Agreement").

          IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Preferred Stock Voting Agreement as of the date first above written.

                                        ORBCOMM INC.


                                        By: /s/ Jerome B. Eisenberg
                                            ------------------------------------
                                            Jerome B. Eisenberg
                                            Chief Executive Officer

      (Signature Page to Second Amended and Restated Preferred Stock Voting
                                   Agreement)

                     (Counterpart Signature Pages to Follow)

THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF DECEMBER 30, 2005, AMENDING THE PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005 BETWEEN ORBCOMM INC. AND ITS PREFERRED STOCKHOLDERS.

Name of Investor:             R. Bednarek SES
                              (please print)

Notice Address for Investor:
   (please complete)



Signed by: /s/ R. Bednarek
           -----------------------------
Name: R. Bednarek
Title:

THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF DECEMBER 30, 2005, AMENDING THE PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005 BETWEEN ORBCOMM INC. AND ITS PREFERRED STOCKHOLDERS.

Name of Investor:             Jerome B. Eisenberg
                              (please print)

Notice Address for Investor:
   (please complete)


Signed by: /s/ Jerome B. Eisenberg
           -----------------------------
Name: Jerome B. Eisenberg
Title:

THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF DECEMBER 30,
2005, AMENDING THE PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005 BETWEEN ORBCOMM INC. AND ITS PREFERRED STOCKHOLDERS.

Name of Investor:             SK Partners
                              (please print)

Notice Address for Investor:
   (please complete)



Signed by: /s/ Peter Schiff
           -----------------------------
Name: P.G. Schiff
Title: Gen Partner

THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF DECEMBER 30, 2005, AMENDING THE PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005 BETWEEN ORBCOMM INC. AND ITS PREFERRED STOCKHOLDERS.

Name of Investor:             Richard K. Webel Trust
                              (please print)

Notice Address for Investor:
                             ------------------------------
   (please complete)
                             ------------------------------

                             ------------------------------


Signed by: /s/ Peter Schiff
           -----------------------------
Name: P.G. Schiff
Title:  Trustee

THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF DECEMBER 30, 2005, AMENDING THE PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005 BETWEEN ORBCOMM INC. AND ITS PREFERRED STOCKHOLDERS.

Name of Investor:             Northwood Ventures LLC
                              (please print)

Notice Address for Investor:
   (please complete)


Signed by: /s/ Henry T. Wilson
           -----------------------------
Name: Henry T. Wilson
Title: Managing Director

THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF DECEMBER 30, 2005, AMENDING THE PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005 BETWEEN ORBCOMM INC. AND ITS PREFERRED STOCKHOLDERS.

Name of Investor:             Northwood Capital Partners LLC
                              (please print)

Notice Address for Investor:
   (please complete)


Signed by: /s/ Henry T. Wilson
           -----------------------------
Name: Henry T. Wilson
Title: Managing Director

THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF DECEMBER 30, 2005, AMENDING THE PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005 BETWEEN ORBCOMM INC. AND ITS PREFERRED STOCKHOLDERS.


Name of Investor:             Don Franco
                              (please print)

Notice Address for Investor:
   (please complete)


Signed by: /s/ Don Franco
           -----------------------------
Name: Don Franco
Title:

THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF DECEMBER 30, 2005, AMENDING THE PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005 BETWEEN ORBCOMM INC. AND ITS PREFERRED STOCKHOLDERS.

Name of Investor:             ORBCOMM Asset Holdings Ltd.
                              (please print)

Notice Address for Investor:
   (please complete)


Signed by: /s/ Don Franco
           -----------------------------
Name:
Title:

THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF DECEMBER 30, 2005, AMENDING THE PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005 BETWEEN ORBCOMM INC. AND ITS PREFERRED STOCKHOLDERS.

Name of Investor:             Ridgewood Satellite LLC
                              (please print)

Notice Address for Investor:
   (please complete)


Signed by: /s/ Leslie W. Golden
           -----------------------------
Name: Leslie W. Golden
Title: Managing Director

THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF DECEMBER 30, 2005, AMENDING THE PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005 BETWEEN ORBCOMM INC. AND ITS PREFERRED STOCKHOLDERS.


Name of Investor:             H. Steininger
                              (please print)

Notice Address for Investor:
   (please complete)




Signed by: /s/ H. Steininger
           -----------------------------
Name:
Title:

THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF DECEMBER 30, 2005, AMENDING THE PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005 BETWEEN ORBCOMM INC. AND ITS PREFERRED STOCKHOLDERS.


Name of Investor:             OHB Technology AG
                              (please print)

Notice Address for Investor:
                              --------------------------------------
   (please complete)
                              --------------------------------------

                              --------------------------------------


Signed by: /s/ Marco Fuchs
           -----------------------------
Name:
Title:

THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF DECEMBER 30, 2005, AMENDING THE PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005 BETWEEN ORBCOMM INC. AND ITS PREFERRED STOCKHOLDERS.

Name of Investor:              PCG Satellite Investment, LLC
                               (please print)

Notice Address for Investor:
   (please complete)

By: CALPERS/PCG CORPORATE PARTNERS LLC
     A DELAWARE LIMITED LIABILITY COMPANY
 ITS: MANAGING MEMBER

  BY:  PCG CORPORATE PARTNERS INVESTMENTS LLC
   ITS: MANAGER

     BY: PACIFIC CORPORATE GROUP HOLDINGS, LLC
      ITS: MANAGING MEMBER

Signed by: /s/ Tim Kelleher
           -----------------------------
Name:  Tim Kelleher
Title: Managing Director

THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF DECEMBER 30, 2005, AMENDING THE PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005 BETWEEN ORBCOMM INC. AND ITS PREFERRED STOCKHOLDERS.

Name of Investor:              MH Investors ORBCOMM LLC
                               (please print)

Notice Address for Investor:
   (please complete)


Signed by: /s/ Ronald Gerwig
           -----------------------------
Name: Ronald Gerwig
Title: Asset Treasurer

THIS IS A COUNTERPART SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF DECEMBER 30, 2005, AMENDING THE PREFERRED STOCK VOTING AGREEMENT OF ORBCOMM INC., DATED AS OF NOVEMBER 18, 2005 BETWEEN ORBCOMM INC. AND ITS PREFERRED STOCKHOLDERS.

Name of Investor:              346 Hillcrest F&F Partner LLC
                               (please print)

Notice Address for Investor:
   (please complete)


Signed by: /s/ Jerome B. Eisenberg
           -----------------------------
Name: Jerome B. Eisenberg
Title:

                                    EXHIBIT A

                                    INVESTORS

                         LIST OF PREFERRED STOCKHOLDERS

                                           SERIES A
                                          PREFERRED
 NAME OF SERIES A PREFERRED STOCKHOLDER     SHARES
 --------------------------------------   ---------
Albert Nickel                                70,373
A. Alex Porter                              149,402
Arthur Bahr                                  10,553
Bert Cohen                                  117,400
Bukfenc Inc.                                 94,992
Christopher Lust                             21,107
Crystal Lake Partners                        92,201
Daniel Sullivan                              42,213
Denis Nayden                                158,453
Don Franco                                  361,131
Doug Jones                                    9,673
E. Anderson Griswold IRA                     22,867
E. Bulkeley Griswold                         41,343
E. Bulkeley Griswold IRA                      9,673
Edmund B. Greene                             51,015
Elizabeth Steele                             50,666
Estrin New Ventures LLC                     114,875
Eve Chrust, Chrust 2001 Business Trust        5,102
Hans Steininger                              99,542
Hyung-Jin Song                               61,909
Henry Wilson                                 15,834
Hoboken Partners 1 LLC                      106,449
James Higby                                  38,694
Jeffrey Riecker                              11,673
Jerome B. Eisenberg                         333,425
Jerry Kay                                    19,241
Joel Friedman                                 8,802
John Connelly                                50,310
John Levinson                                84,429
Liza Chrust, Chrust 2001 Business Trust       5,102
Marc Eisenberg                               21,108
Marilyn Gordon                               17,941
Mark Sullivan                               182,961
Mary Higgins Clark                          100,257

Michael Friedman                             84,429
Mike Sullivan                                22,868
Miller & Wrubel Asset Company                94,878
Nakoma Investments LLC                      142,499
Northwood Capital Partners LLC              283,123
Northwood Ventures LLC                    1,328,377
Oakwood Capital LLC                          47,494
OHB Technology A.G.                       1,844,314
Patrick A. Clifford                          29,020
Paul Masters IRA                             77,387
Phillip Lodewick                             43,973
Richard K. Webel Trust                       10,553
Ridgewood Satellite LLC                   2,256,856
Robert Loud IRA                               9,673
Robert Schultz                               43,251
Ron & Marilyn Gordon, JTWROS                 17,934
Sagamore Hill Hub Fund Ltd.               1,504,571
SES Global Participations S.A.            3,000,001
Shippan Fund LLC                             29,909
SK Partners                                  42,213
Murray Slimowitz IRA                          9,673
Steven Chrust                                 3,870
Steven Chrust IRA                            30,515
William Jaffe                                40,463
William Vanden Heuvel                        87,394
John & Mary Franco                           34,180
Walter H. Sonnenfeldt                        35,211
Henning Melchers                             25,799
Hans E.W. Hoffmann                           10,744
Emmett Hume IRA                              75,915
David D. Hume                                65,140
Cara L. Hume                                 65,140
Andre-Michael Schultz                        20,337
Mark & Joan Goldstein                        20,000
Emmett Hume                                   5,281
Cynthia Eisenberg                            30,000

                                           SERIES B
                                          PREFERRED
      NAME OF SERIES B STOCKHOLDER          SHARES
      ----------------------------        ---------
OHB Technology A.G.                         997,270
Ridgewood Satellite LLC                   2,481,389
Northwood Ventures LLC                      416,873

Northwood Capital Partners LLC               79,404
Denis Nayden                                 52,109
Hyung-Jin Song                                  248
Hoboken Partners 1 LLC                       37,220
Mark Sullivan                                60,049
Estrin New Ventures LLC                      12,903
Nakoma Investments LLC                       24,813
Bert Cohen                                   38,461
Bukfenc Inc.                                 12,406
Mary Higgins Clark                           18,610
William Vanden Heuvel                        28,784
Michael Friedman                             27,791
Steven G. Chrust                              1,240
Henning Melchers                             24,813
Albert Nickel                                23,076
Hans Hoffmann                                 3,970
Edmund B. Greene                              4,962
Philip Lodewick                              14,392
Elizabeth Steele                             12,406
SK Partners                                  12,406
E. Bulkeley Griswold                          8,684
William Jaffe                                 6,203
Andre-Michael Schultz                        16,377
Steven Chrust IRA                             9,925
Shippan Fund LLC                              9,677
Mike Sullivan                                 9,925
Christopher Lust                              9,925
Jerry Kay                                     6,203
Murray Slimowitz IRA                          2,977
Liza Chrust, Chrust 2001 Business Trust       1,488
Eve Chrust, Chrust 2001 Business Trust        1,488
Richard K. Webel Trust                        2,481
Arthur Bahr                                   3,473
E. Bulkeley Griswold IRA                      2,481
Robert Loud IRA                               2,977
Marble Arch Group Ltd.                      124,069
346 Hillcrest F & F Partners LLC            248,138
Orbcomm Venture, LLC                        307,692
John D. Curtis Revocable Trust              428,039
Dwaine L. and Cynthia Willet                428,039
Investment Partners of Orlando LLP          117,866
MH Investors Satellite LLC                   24,813
PCG Satellite Investments, LLC               49,627


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